[CBRL GROUP, INC LOGO]                                                             POST OFFICE BOX 787
                                                                                   LEBANON, TENNESSEE
                                                                                                                                                                                                                           37088-0787

C  B  R  L    G  R  O  U  P,   I  N  C.

Investor Contact:    Diana Wynne
Senior Vice President Corporate Affairs
(615) 443-9869

Media Contact:       Julie K. Davis
Director Corporate Communications
(615) 443-9266

CBRL GROUP, INC. DECLARES QUARTERLY DIVIDEND

INCREASES PAYMENT TO FOURTEEN CENTS PER SHARE

LEBANON, Tenn. (September 21, 2006) -- CBRL Group, Inc. (Nasdaq: CBRL) today announced that the Board of Directors has declared an increase in its regular quarterly dividend to common shareholders to a new amount of $0.14 per share from the previous amount of $0.13 per share, payable on November 8, 2006 to shareholders of record on October 20, 2006.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 544 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 142 company-operated and 25 franchised Logan’s Roadhouse restaurants in 20 states.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of CBRL Group, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “trends,” “assumptions,” “target,” “guidance,” “outlook,” “plans,” “goals,” “objectives,” “expectations,” “near-term,” “long-term,” “projection,” “may,” “will,” “would,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “regular,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which

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CBRL Group Declares Quarterly Dividend

September 21, 2006

could materially affect actual results include, but are not limited to: the timing and ability of the Company to execute a successful divestiture of its Logan’s Roadhouse, Inc. subsidiary, including the effects of changes in capital market or economic conditions that could affect valuations of restaurant companies; the effects of incurring substantial indebtedness and associated restrictions on the Company’s financial and operating flexibility and ability to execute or pursue its operating plans and objectives; the effects of uncertain consumer confidence, higher costs for energy, consumer debt payments, or general or regional economic weakness, or weather on sales and customer travel, discretionary income or personal expenditure activity of our customers; the ability of the Company to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; the ability of the Company to sustain or the effects of plans intended to improve operational execution and performance; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; the effects of plans intended to promote or protect the Company’s brands and products; commodity, workers compensation, group health and utility price changes; consumer behavior based on negative publicity or concerns over nutritional or safety aspects of the Company’s products or restaurant food in general, including concerns about E. coli bacteria, hepatitis A, “mad cow” disease, “foot-and-mouth” disease, and bird flu, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; changes in interest rates or capital market conditions affecting the Company’s financing costs or ability to obtain financing or execute initiatives; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; the ability of the Company to retain key personnel during and after the restructuring process; the ability of and cost to the Company to recruit, train, and retain qualified hourly and management employees; the effects of increased competition at Company locations on sales and on labor recruiting, cost, and retention; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; changes in building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; practical or psychological effects of natural disasters or terrorist acts or war and military or government responses; disruptions to the company’s restaurant or retail supply chain; changes in foreign exchange rates affecting the Company’s future retail inventory purchases; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America (“GAAP”); effectiveness of internal controls over financial reporting and disclosure; and other factors described from time to time in the Company’s filings with the Securities and Exchange Commission, press releases, and other communications

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